LAKE SHORE SAVINGS BANK
DIRECTORS’ SUPPLEMENTAL BENEFIT PLAN

JOINDER AGREEMENT
FOR
TRACY S. BENNETT

I, Tracy S. Bennett, and Lake Shore Savings Bank hereby agree that I shall participate in the Directors’ Supplemental Benefit Plan, as amended and restated effective January 1, 2007 (the “Plan”), and I do further agree to the terms and conditions thereof.  Capitalized terms used but not defined in this Joinder Agreement shall have the meanings ascribed to them in the Plan.

I.           Defined Terms

1.	My “Benefit Age” (as defined in Section 1.7 of the Plan) shall be seventy-two (72).

2.
My annual “Supplemental Benefit” (as defined in Section 1.22 of the Plan) shall be Six Thousand Four Hundred Ninety Two Dollars ($6,492) if I retire on or after my Benefit Age or following a Change in Control.  If I terminate service prior to my Benefit Age (other than due to my death, Disability or a Change in Control), my Supplemental Benefit shall be the amount set forth below.

3.
My annual “Supplemental Benefit” is based generally on the following formula:  2% of my average final pay in the three (3) years immediately prior to my termination of service, times the number of years I have served on the Board of Directors of the Bank, up to a maximum of forty percent (40%) of my final average pay.

II.           Termination of Service Prior to Benefit Age

In the event of my voluntary or involuntary termination of service prior to Benefit Age (other than following a Change in Control) the annuitized value of my Accrued Benefit shall be:

Termination on/or after	Monthly Benefit at Benefit Age	Annual Benefit at Benefit Age
1/3/2013	$49	$590
9/30/2013	$98	$1,180
9/30/2014	$148	$1,771
9/30/2015	$197	$2,361
9/30/2016	$246	$2,951
9/30/2017	$295	$3,541
9/30/2018	$344	$4,131
9/30/2019	$393	$4,722
9/30/2020	$443	$5,312
9/30/2021	$492	$5,902
8/18/2022	$541	$6,492

III.           Change in Control

Notwithstanding anything in the Plan to the contrary, you will receive a lump sum distribution upon your Termination of Service coincident with or within two years following a Change in Control.

For purposes of clarity, the amount of the lump sum benefit will equal the Supplemental Benefit otherwise payable during the Payout Period.

IV.           Death Benefit

My annual “Survivor’s Benefit” shall be Six Thousand Four Hundred Ninety Two Dollars ($6,492), subject to Section 3.2 and all relevant subsections of the Plan and this Joinder Agreement, and payable in monthly installments throughout the Payout Period.

I understand that my receipt (or my Beneficiary’s receipt) of the Supplemental Benefit (or Survivor’s Benefit) shall be subject to all provisions of the Plan.

I understand that if I voluntarily or involuntarily terminate service on the Bank’s Board of Directors pursuant to Section 3.3 of the Plan prior to reaching my Benefit Eligibility Date, for any reason other than for Cause, death, Disability or following a Change in Control, my Supplemental Benefit shall be computed in accordance with Section 3.3 of the Plan, and such benefit shall be based on the annuitized value of (i) my Accrued Benefit on such date, plus (ii) interest accrued on such Accrued Benefit from the date of termination until my Benefit Age.

V.           Beneficiary Election

I hereby designate the following individuals as my “Beneficiary” and I am aware that I can subsequently change such designation in writing by submitting to the Administrator, at any subsequent time, and in substantially the same form hereto, a written designation of the primary and secondary Beneficiaries to whom payment under this Plan shall be made in the event of my death prior to complete distribution of the benefits due and payable under the Plan.  I understand that any Beneficiary designation made subsequent to execution of this Joinder Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

PRIMARY BENEFICIARY:  __________________________________________

SECONDARY BENEFICIARY:  ________________________________________

VI.           General

I understand that I have been provided a copy of the Plan and that I am entitled to obtain an additional copy of the Plan, at any time, and may do so by contacting the Bank.  This Joinder Agreement shall become effective upon execution below by both the Director and a duly authorized representative of the Bank.

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the 1st day of January 2013.

LAKE SHORE SAVINGS BANK

By:   /s/ Gary W. Winger
                      Duly Authorized Officer

DIRECTOR

By: /s/ Tracy S. Bennett